EXHIBIT 99.1

Xcerra Announces First Quarter Results

First Fiscal Quarter Notables:

  First quarter sales of $120.3 million
  GAAP net income of $17.5 million or $0.32 per diluted share
  Non-GAAP net income of $18.5 million or $0.33 per diluted share
  The company continues the process to obtain regulatory approval for the acquisition by Hubei Xinyan Equity Investment Partnership

NORWOOD, Mass., Nov. 29, 2017 (GLOBE NEWSWIRE) -- Xcerra Corporation (NASDAQ:XCRA) today announced financial results for its first fiscal quarter ended October 31, 2017.

Net sales for the quarter were $120,286,000, compared to the prior quarter’s net sales of $126,926,000.  GAAP net income for the quarter was $17,531,000, or $0.32 per diluted share.  Excluding restructuring charges of $135,000, amortization of purchased intangible assets of $157,000, and deal related expenses of $635,000, non-GAAP net income for the quarter was $18,458,000, or $0.33 per diluted share.

As a result of the acquisition announcement with Hubei Xinyan Equity Investment Partnership, the Company will not hold a quarterly conference call and webcast, and will not provide an outlook for its future financial results.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company.  Non-GAAP net income for the quarter ended October 31, 2017 excludes the amortization of purchased intangible assets, restructuring charges, and other one-time adjustments.   Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes.  A reconciliation between the Company’s GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Xcerra Corporation ("Xcerra") and Hubei Xinyan Equity Investment Partnership (Limited Partnership)  ("Parent") and the ability to consummate the transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend," and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) or from the Committee on Foreign Investment in the United States (CFIUS); uncertainties as to the timing of the consummation of the transaction and the ability of each of Xcerra and Parent to consummate the transaction, including as a result of the failure of Parent to obtain or provide on a timely basis or at all the necessary financing; risks that the transaction disrupts the current plans and operations of Xcerra; the ability of Xcerra to retain and hire key personnel; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Xcerra's most recent Annual Report on Form 10-K, and Xcerra's more recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC"). Xcerra can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Xcerra undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions.  The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.xcerra.com or at each product group’s website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Investor Contact:

Richard Yerganian,
Vice President, Investor Relations
Xcerra Corporation
Tel. 781.467.5063
Email rich.yerganian@xcerra.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Source: Xcerra Corporation.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	October 31, 2017	July 31, 2017

Current assets
Cash and cash equivalents	$104,388	$103,637
Marketable securities	56,919	57,087
Accounts receivable - trade, net	89,047	92,689
Accounts receivable - other, net	452	274
Inventories, net	86,905	81,509
Prepaid expenses and other current assets	20,455	19,087
Assets held for sale	850	994
Total current assets	359,016	355,277

Property and equipment, net	28,556	28,509
Intangible assets, net	8,596	8,752
Goodwill	43,850	43,850
Other assets	2,139	2,225
Total assets	$442,157	$438,613

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$4,095	$3,779
Accounts payable	25,378	36,249
Other accrued expenses	49,825	50,262
Deferred revenues	4,833	8,085
Total current liabilities	84,131	98,375

Term Loan	16,550	17,547
Other long-term liabilities	9,087	9,012
Stockholders' equity	332,311	313,679
Noncontrolling interest	78	-
Total liabilities and equity	$442,157	$438,613

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended
	October 31,
	2017	2016

Net sales	$120,286	$80,085
Cost of sales	60,871	45,725
Gross profit	59,415	34,360

Engineering and product development expenses	17,139	15,296
Selling, general, and administrative expenses	21,285	18,461
Amortization of purchased intangible assets	157	190
Restructuring	135	107
Income from operations	20,699	306

Other (expense) income, net	(210)	320
Income before provision for income taxes	20,489	626
Provision for income taxes	2,788	608
Net income	$17,701	$18

Net income attributable to noncontrolling interest	$170	$-

Net income attributable to Xcerra	$17,531	$18

Basic and diluted net income per share attributable to Xcerra:
Basic net income	$0.32	$0.00
Diluted net income	$0.32	$0.00

Weighted-average common shares used in computing net income per share:
Basic	54,604	53,865
Diluted	55,628	54,025

Xcerra Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic	Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	October 31, 2017	Per Share	Per Share	October 31, 2016	Per Share	Per Share

GAAP net income attributable to Xcerra	$17,531	$0.32	$0.32	$18	$0.00	$0.00
Legal and transaction fees	635	0.01	0.01	-	-	-
Amortization of purchased intangible assets	157	0.00	0.00	190	0.00	0.00
Restructuring	135	0.00	0.00	107	0.00	0.00
Non-GAAP net income	$18,458	$0.34	$0.33	$315	$0.01	$0.01

Weighted average shares outstanding:		54,604	55,628		53,865	54,025